                                                                        Ex 12.01

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                     YEAR ENDED DECEMBER 31,                                  Six Months Ended
                                                                                                                  June 30,
EXCLUDING INTEREST ON DEPOSITS:                    2000        1999        1998        1997        1996        2001        2000
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                           8,722       7,795       7,308       6,776       6,325       4,363       4,049
  INTEREST FACTOR IN RENT EXPENSE                     283         235         213         189         176         128         142
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL FIXED CHARGES                             9,005       8,030       7,521       6,965       6,501       4,491       4,191
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES          12,876      10,496       6,732       7,664       7,734       7,145       6,989
  FIXED CHARGES                                     9,005       8,030       7,521       6,965       6,501       4,491       4,191
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL INCOME                                   21,881      18,526      14,253      14,629      14,235      11,636      11,180
                                                =========   =========   =========   =========   =========   =========   =========

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                     2.43        2.31        1.90        2.10        2.19        2.59        2.67
                                                =========   =========   =========   =========   =========   =========   =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                 22,045      18,606      18,868      16,430      15,341      10,932      10,064
  INTEREST FACTOR IN RENT EXPENSE                     283         235         213         189         176         128         142
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL FIXED CHARGES                            22,328      18,841      19,081      16,619      15,517      11,060      10,206
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES          12,876      10,496       6,732       7,664       7,734       7,145       6,989
  FIXED CHARGES                                    22,328      18,841      19,081      16,619      15,517      11,060      10,206
                                                ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL INCOME                                   35,204      29,337      25,813      24,283      23,251      18,205      17,195
                                                =========   =========   =========   =========   =========   =========   =========

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                     1.58        1.56        1.35        1.46        1.50        1.65        1.68
                                                =========   =========   =========   =========   =========   =========   =========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of
       Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates and Associates Corporation of North America (ACONA), a subsidiary of Associates.